EXHIBIT 99.2

                           JOINT FILING AGREEMENT
                           ----------------------

              In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, each of the persons named below agrees to the joint filing of a Statement on Schedule 13D (including amendments thereto) with respect to the Common Shares, par value $2.00 per share of The Cronos Group, a limited liability company (societe anonyme) organized under the laws of Luxembourg, and further agrees that this Joint Filing Agreement be included as an exhibit to such filings provided that, as contemplated by Section 13d-1(f)(l)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate. This Joint Filing may be executed in any number of counterparts, all of which together shall constitute one and the same instrument.

Dated: August 26, 1998

                             WAVELAND PARTNERS, L.P.
                             By: Waveland Capital Management, L.P.
                                 Its: General Partner
                                 By:  Clincher Capital Corporation
                                      Its: General Partner

                                      By: /s/ David S. Richter
                                          ---------------------------
                                         David S. Richter, President

                             WAVELAND CAPITAL MANAGEMENT, L.P.
                             By: Clincher Capital Corporation
                                 Its: General Partner


                                 By: /s/ David S. Richter
                                    ---------------------------
                                    David S. Richter, President

                             CLINCHER CAPITAL CORPORATION


                                 By: /s/ David S. Richter
                                    ---------------------------
                                    David S. Richter, President






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                             WAVELAND CAPITAL MANAGEMENT, LLC



                                 By: /s/ David S. Richter
                                    ---------------------------
                                    David S. Richter, Manager


                             WAVELAND PARTNERS, LTD.



                                 By: /s/ David S. Richter
                                    ---------------------------
                                    David S. Richter, President



                             WAVELAND INTERNATIONAL, LTD.



                                 By: /s/ David S. Richter
                                    ---------------------------
                                    David S. Richter, President